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                                                                      Exhibit 15

To the Board of Directors and Shareholders of Morgan Stanley:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Morgan Stanley and subsidiaries as of May 31, 2002 and for the three-month and six-month periods ended May 31, 2002 and 2001, as indicated in our report dated July 10, 2002; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report, which is included in your Quarterly Report on Form 10-Q for the quarter ended May 31, 2002, is incorporated by reference in the following Registration Statements:

     Filed on Form S-3:
         Registration Statement No. 33-57202
         Registration Statement No. 33-60734
         Registration Statement No. 33-89748
         Registration Statement No. 33-92172
         Registration Statement No. 333-07947
         Registration Statement No. 333-22409
         Registration Statement No. 333-27881
         Registration Statement No. 333-27893
         Registration Statement No. 333-27919
         Registration Statement No. 333-46403
         Registration Statement No. 333-46935
         Registration Statement No. 333-76111
         Registration Statement No. 333-75289
         Registration Statement No. 333-34392
         Registration Statement No. 333-47576
         Registration Statement No. 333-83616

     Filed on Form S-4:
         Registration Statement No. 333-25003

     Filed on Form S-8:
         Registration Statement No. 33-62374
         Registration Statement No. 33-63024
         Registration Statement No. 33-63026
         Registration Statement No. 33-78038
         Registration Statement No. 33-79516
         Registration Statement No. 33-82240
         Registration Statement No. 33-82242
         Registration Statement No. 33-82244
         Registration Statement No. 333-04212
         Registration Statement No. 333-28141
         Registration Statement No. 333-25003
         Registration Statement No. 333-28263
         Registration Statement No. 333-62869
         Registration Statement No. 333-78081
         Registration Statement No. 333-95303
         Registration Statement No. 333-55972
         Registration Statement No. 333-85148
         Registration Statement No. 333-85150


We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP
New York, New York
July 10, 2002